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                                                                     EXHIBIT 5.1

                               GOODWIN PROCTER LLP
                                 Exchange Place
                           Boston, Massachusetts 02109

                                November 12, 2001

Digitas Inc.
The Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199

Ladies and Gentlemen:

     Re: REGISTRATION STATEMENT ON FORM S-8

     This opinion is delivered in our capacity as counsel to Digitas Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 15,000,000 additional shares of Common Stock, par value $.01 per share (the "Registered Shares"), which the Company may issue pursuant to the Digitas Inc. 2000 Stock Option and Incentive Plan, as amended (the "Plan").

     As counsel for the Company, we have examined copies of the Plan and the Company's Amended and Restated Certificate of Incorporation and By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock under the General Corporation Law of the State of Delaware.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market, Inc.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ GOODWIN PROCTER LLP


                                    GOODWIN PROCTER LLP